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                                                                 EXHIBIT 10.9(A)


                             AMENDMENT NO. 1 TO THE
                     MASTER DEVELOPMENT & LICENSE AGREEMENT
                                     BETWEEN
                             BSQUARE CORPORATION AND
                              MICROSOFT CORPORATION


       This Amendment No. I to the Master Development & License Agreement is made and entered into by and between MICROSOFT CORPORATION ("Microsoft") and BSQUARE CORPORATION ("BSQUARE") to be effective as of the 23rd day of December 1999. Capitalized terms used in this Amendment No. 1 that are not otherwise described herein shall have the meaning ascribed to such terms in the Agreement.

       The parties hereby agree as follows:

       Section 2.9 (Non-Competition) of the Agreement is amended and restated to provide as follows:

       2.9    REASSIGNMENT OF PERSONNEL.

       2.9.1 General. With regard to any person who has access to (a) the MS Source Code, product specifications or other similar information or materials provided by Microsoft under this Agreement or (b) the Microsoft corporate network, for a period of twelve (12) months following the persons last such access, BSOUARE shall not assign, without Microsoft's written permission in each instance, such person, or permit such person, to work for BSQUARE on any projects involving (i) applications, utilities or other similar programs for operating systems and application environments other than those for Microsoft or WebTV Networks, Inc., (ii) embedded operating system software or application runtime environments or tools of the type contained in the Windows CE Tools for operating systems or application environments other than those for Microsoft or WebTV Networks, Inc. or (ii) design or development of (as opposed to porting and/or integration of) applications, utilities or other programs that are directly run or executed by end users of the final device or sold as commercial products for such end-user usage. This section shall not apply with respect to the eight (8) people previously identified by BSQUARE in an email communication as having been reassigned prior to the effective date of this amendment to positions to the extent that retroactive application of this Section to those reassignments would render BSQUARE in breach of this Agreement.

       2.9.2 Requests for Consent. Microsoft and BSQUARE acknowledge that from time to time it may be in the mutual interests of the parties to waive application of this provision on a case by case basis and the parties shall discuss those situations in good faith. Any request for waiver of
       Section 2.9.1 shall be in writing in each case and a waiver in one case shall not be deemed a waiver in other or similar cases. Microsoft will make reasonable efforts to review the request in Microsoft's discretion and advise BSQUARE of its decision within 5 business days following Microsoft's receipt of such request. Microsoft's failure to provide a written response within 10 business days of Microsoft's receipt of such request from BSQUARE shall be deemed a rejection of the request.

       2.9.3 No Use of Microsoft Intellectual Property Upon Reassignment. Nothing in this Section 2.9 shall be construed to authorize BSQUARE or any BSQUARE Affiliate to make use of Microsoft's intellectual property rights during or upon the expiration of the twelve (12) month period set forth above.

       This Amendment shall amend, modify and supersede to the extent of any inconsistencies, the provisions of the Agreement. Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect.

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       IN WITNESS WHEREOF, the parties have executed this Amendment to the
Agreement as of the date set forth above. All signed copies of this amendment to the Agreement shall be deemed originals. This Amendment shall be effective upon execution on behalf of BSQUARE and Microsoft by their duly authorized representatives.


MICROSOFT CORPORATION
/s/ Franklin D. Fite, Jr.
--------------------------

Franklin D. Fite, Jr.
--------------------------
Name (Print)

GM, Windows CE
--------------------------
Title

5 Jan 00
--------------------------
Date


BSQUARE CORPORATION
/s/ Brian Turner
--------------------------

Brian Turner
--------------------------
Name (Print)

CFO
--------------------------
Title

23 Dec 99
--------------------------
Date